Exhibit 1.1
EXECUTION VERSION
$1,000,000,000
EOG Resources, Inc.
$500,000,000 2.95% Senior Notes due 2015
$500,000,000 4.40% Senior Notes due 2020

Underwriting Agreement
May 17, 2010
Barclays Capital Inc.
J.P. Morgan Securities Inc.
UBS Securities LLC
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Banc of America Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
Deutsche Bank Securities Inc.
Scotia Capital (USA) Inc.
RBC Capital Markets Corporation
SG Americas Securities, LLC
BMO Capital Markets Corp.
Comerica Securities, Inc.
BNP Paribas Securities Corp.
BBVA Securities Inc.
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
% Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
% J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
% UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901
Ladies and Gentlemen:
     EOG Resources, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Barclays Capital Inc., J.P. Morgan

Securities Inc., UBS Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Banc of America Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Deutsche Bank Securities Inc., Scotia Capital (USA) Inc., RBC Capital Markets Corporation, SG Americas Securities, LLC, BMO Capital Markets Corp., Comerica Securities, Inc., BNP Paribas Securities Corp., BBVA Securities Inc., Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11), acting severally and not jointly, the aggregate principal amount of 2.95% Senior Notes due 2015 (the “2015 Notes”) and 4.40% Senior Notes due 2020 (the “2020 Notes” and, together with the 2015 Notes, the “Notes”) having the respective terms set forth in Annex I hereto, set forth opposite their respective names on Annex II hereto. The Notes are being issued under an indenture, dated as of May 18, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, NA, as Trustee.
     1. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-163947), including a prospectus, relating to the Company’s debt securities, among other securities, and such registration statement has become effective. Such registration statement, as amended at the time it became effective, including the exhibits thereto, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including any preliminary prospectus supplement thereto relating to the Notes, filed with the Commission pursuant to Rule 424 under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), and the term “Prospectus” means the prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to 4:06 p.m., New York City time, on the date of this Agreement (the time when sales of the Notes were first made, the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 17, 2010, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex III hereto as constituting part of the Time of Sale Information.

     2. The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (i) the respective principal amount of 2015 Notes set forth opposite such Underwriter’s name on Annex II hereto at a price equal to 99.195% of the principal amount thereof and (ii) the respective principal amount of 2020 Notes set forth opposite such Underwriter’s name on Annex II hereto at a price equal to 99.084% of the principal amount thereof, in each case plus accrued interest, if any, from May 20, 2010 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.
     The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of Barclays Capital Inc., J.P. Morgan Securities Inc. and UBS Securities LLC (the “Representatives”) is advisable, and initially to offer the Notes on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.
     Payment for and delivery of the Notes will be made at the offices of Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas, at 10:00 a.m., New York City time, on May 20, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.
     The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. The Company represents and warrants to, and agrees with, each Underwriter that:
     (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (b) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex III hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
     (d) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change in the general affairs, prospects, management, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus;
     (f) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, has full corporate power and authority to own its properties and to conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;
     (g) Each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and to conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse affect on the Company and its consolidated subsidiaries, taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and (except in the case of foreign subsidiaries, for directors’ qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;
     (h) This Agreement has been duly authorized, executed and delivered by the Company;
     (i) The Notes have been duly authorized for issuance and sale by the Company and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and to general equity principles; and the Notes will conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus;
     (j) The Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and to general equity principles; and the Indenture conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus;
     (k) The issuance and delivery of the Notes and the execution and delivery of this Agreement, the consummation of the transactions contemplated by the Indenture or this Agreement and the compliance with the terms of the Indenture, the Notes and this Agreement are within the corporate powers of the Company, and do not and will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the certificate of incorporation, as amended or restated, or bylaws, as amended, of the Company, (ii) any indenture, mortgage or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets is subject, or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, other than in the case of (ii) or (iii) above, for any such conflict, violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;
     (l) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus, or that could adversely affect the consummation of the transactions contemplated by this Agreement, the terms of the Notes or the Indenture; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or by others;
     (m) The Company and its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental regulatory officials and bodies that are necessary to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except for such licenses, franchises, permits, authorizations, approvals, orders or concessions as to which the failure to obtain will not have a material adverse effect on the financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole;
     (n) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the net proceeds therefrom will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (o) The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated

therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise disclosed therein; the supporting schedules, if any, incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein; any summary or selected financial data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or the notes thereto; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;
     (p) The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes; and the Company has paid the registration fee for this offering of the Notes pursuant to Rule 457 under the Securities Act;
     (q) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act; and
     (r) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act, that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, and effected by their respective boards of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that include those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its subsidiaries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s and its subsidiaries’ assets that could have a material effect on the financial statements; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.
4. The Company agrees with each Underwriter as follows:
     (a) To file the Prospectus in a form approved by the Underwriters with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; and to file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex IV hereto) to the extent required by Rule 433 under the Securities Act; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;
     (b) To cooperate with the Underwriters in qualifying the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject;
     (c) To deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer;
     (d) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and to not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object;
     (e) To advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, to obtain as soon as possible the withdrawal thereof;
     (f) If at any time prior to the Closing Date, (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;
     (g) If during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;
     (h) During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year;
     (i) During the period of five years from the date hereof, to supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute to the holders of any class of its securities registered under Section 12 of the Exchange Act and to furnish to the Representatives and such Underwriters a copy of each annual or other report it shall be required to file with the Commission;
     (j) To make generally available to its security holders and each Underwriter as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder; and
     (k) Pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. The Company covenants and agrees with each Underwriter that, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Notes, the preparation and printing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and Issuer Free Writing Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to each Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws, including the reasonable fees and disbursements of a single counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the cost of qualifying the Notes with The Depository Trust Company; (vii) the cost of furnishing to the Underwriters copies of all reports and information required by Section 4(i) hereof; (viii) all fees and expenses of the Trustee and any agent thereof and any fees and disbursements of counsel therefor in connection with the Indenture and the Notes; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8, Section 10 and Section 11 hereof, each Underwriter will pay all of its own costs and expenses, including transfer taxes, if any, on resale of any of the Notes by it.
     6. Each Underwriter hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex III or prepared pursuant to Section 3(c) or Section 4(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex IV hereto without the consent of the Company; and
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives;
     (b) Bracewell & Giuliani LLP, counsel for the Underwriters, shall have furnished to them such opinion or opinions, dated the Closing Date, with respect to the

Company, this Agreement, the Notes and the Indenture, and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Fulbright & Jaworski L.L.P., counsel for the Company, shall have furnished to the Underwriters an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:
          (i) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; to such counsel’s knowledge, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and, to such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement has been issued, and, to such counsel’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company has been initiated or threatened by the Commission;
          (ii) the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus and any amendments or supplements thereto (other than the financial statements and related schedules, natural resource reserve reports or other financial and reserve data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act; and the Indenture has been qualified under the Trust Indenture Act;
          (iii) the Notes have been duly authorized, executed and delivered by the Company, and when authenticated by the Trustee and issued and delivered in the manner provided in the Indenture against payment of the consideration therefor pursuant to the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits provided by the Indenture, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
          (iv) the Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
          (v) this Agreement has been duly authorized, executed and delivered by the Company;
          (vi) the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus;
          (vii) the issuance and delivery of the Notes, the execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement and the Indenture and the compliance with the terms of this Agreement and the Indenture, do not and will not conflict with or violate any of the terms or provisions of the certificate of incorporation, as amended or restated, or the bylaws, as amended, of the Company;
          (viii) the Company is not, and after the consummation of the sale of the Notes contemplated by this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act; and
          (ix) subject to the assumptions, qualifications, and limitations set forth in the discussion in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” (the “Discussion”) and based on the accuracy of the representations made by the Company in this Agreement and the accuracy of the facts set forth in the Discussion, the Discussion, insofar as it describes U.S. federal income tax law, is accurate in all material respects;
     (d) Frederick J. Plaeger, II, Senior Vice President and General Counsel of the Company, shall have furnished to the Underwriters an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:
          (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Prospectus;
          (ii) the issuance and delivery of the Notes and the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement and the Indenture and the compliance with the terms of the Notes, this Agreement and the Indenture, do not and will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage or, to such counsel’s knowledge, other agreement or instrument to which the Company or any of its subsidiaries listed on Annex V hereto (the “Major Subsidiaries”) is a party or to which any of the properties or assets of any of them is subject, or any existing applicable law, rule, regulation, judgment, order or decree of any domestic government, governmental instrumentality or court known to such counsel and having jurisdiction over the Company or any Major Subsidiary or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the issue and sale of the Notes pursuant to and in accordance with the terms of this Agreement and the Indenture and as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, or by the rules and regulations of the Financial Industry Regulatory Authority Inc., in connection with the purchase and distribution of the Notes by the Underwriters;
          (iii) each of the Major Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all necessary corporate power and authority to own its properties and conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Prospectus;
          (iv) each document filed with the Commission pursuant to the Exchange Act (except for the reports of experts pertaining to natural resource reserves and the financial statements, financial schedules and other financial and accounting data, the oil and gas reserve information and the Statement of Eligibility and Qualification of the Trustee on Form T-1 included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, as to which such counsel need express no opinion), complied as to form, when so filed, in all material respects with the requirements of the particular form of the Commission upon which it was filed;
          (v) other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Major Subsidiary is a party or of which any property or assets of the Company or a Major Subsidiary is the subject that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus, or that could adversely affect the consummation of the transactions contemplated by this Agreement; and to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others; and
          (vi) the descriptions in the Registration Statement, the Time of Sale Information and the Prospectus, of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information contained therein.
     The opinions to be provided on behalf of the Company shall also contain a statement to the effect that such counsel has participated in conferences with representatives of the Company, representatives of the Underwriters and counsel for the

Underwriters, and with representatives of the Company’s independent accountants at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), no facts have come to such counsel’s attention that have caused such counsel to believe that the Registration Statement (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the Registration Statement at the time it became effective), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case above, other than the financial statements, schedules and related data and other financial or accounting data and information pertaining to natural resource reserves, as to which such counsel need not comment).
     (e) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters letters, dated the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” as to financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus;
     (f) (i) Since the date of the Company’s latest audited financial statements incorporated by reference in the Time of Sale Information, the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information, and (ii) since the respective dates as of which information is given in the Time of Sale Information there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company otherwise than as set forth or contemplated in the Time of Sale Information, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes for resale or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and the Prospectus;

     (g) On or after the earlier of the Time of Sale or the date hereof, (i) no downgrading shall have occurred in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization,” as that term is defined for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company;
     (h) On or after the earlier of the Time of Sale or the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) a material disruption in securities settlement, payment or clearance services in the United States; or (iv) an attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (iv) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of, or materially impairs the ability of the Underwriters to purchase, hold or effect resales of, the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus;
     (i) The Company shall have furnished or caused to be furnished to the Underwriters at the Closing Date certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (f) and (g) of this Section and as to such other matters as the Underwriters may reasonably request; and
     (j) The Notes shall be eligible for clearance and settlement through The Depository Trust Company.
     8. (a) The Company will indemnify and hold harmless each Underwriter, each partner, manager, director, principal and officer of each Underwriter, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:
          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and
          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that the indemnity set forth in this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.
     (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company, each director and officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of such Underwriter expressly for use therein.
     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.
     (e) If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses but after deducting the total fee or commission received by the Underwriters ) received by the Company and the total fee or commission received by the Underwriters bear to the aggregate initial public offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased and resold by it were resold to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8(e), each partner, manager, director, principal and officer of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several and not joint.

     (f) The Underwriters hereby confirm and the Company acknowledges that the statements made in (i) the fifth paragraph of the text under the caption “Underwriting” in the Prospectus concerning the terms of the offering of the Notes by the Underwriters and (ii) the ninth paragraph of the text under the caption “Underwriting” in the Prospectus concerning price stabilization and short positions constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.
     9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, any partner, manager, director, principal or officer of an Underwriter or any controlling person of any Underwriter, or the Company or any officer or director of the Company, or any controlling person of the Company, and shall survive delivery of and payment for the Notes.
     10. If for any reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Underwriters, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to the Underwriters except as provided in Section 5 and Section 8 hereof.
     11. If any of the Underwriters shall fail at the Closing Date to purchase the Notes which it is obligated to purchase under this Agreement (the “Defaulted Notes”), the remaining Underwriter(s) (the “Non-Defaulting Underwriter(s)”) shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase (alone or together with any other underwriters) all, but not less than all, of the Defaulted Notes upon the terms herein set forth. If, however, the Non-Defaulting Underwriter(s) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter(s).
     No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, then the Non-Defaulting Underwriter(s) shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.
     12. All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile transmission to them in care of Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile No. (646) 834-8133; J.P. Morgan

Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk – 3rd Floor, Facsimile No. (212) 834-6081; and UBS Securities LLC at 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Fixed Income Syndicate; and if to the Company shall be delivered or sent by courier service, mail or facsimile transmission to it at EOG Resources, Inc., 1111 Bagby, Sky Lobby 2, Houston, Texas, 77002, Attention: Helen Y. Lim, Vice President and Treasurer, Facsimile No. (713) 651-6613. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Company, the Underwriters and, to the extent provided in Section 8 and Section 9 hereof, the officers, directors, partners, managers and principals of the Company and the Underwriters and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     14. Time shall be of the essence in this Agreement.
     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Representatives, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company in accordance with its terms.

Very truly yours, EOG RESOURCES, INC.
By:	/s/ Helen Y. Lim
	Name:	Helen Y. Lim
	Title:	Vice President and Treasurer
[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:
BARCLAYS CAPITAL INC.
J.P. MORGAN SECURITIES INC.
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC
CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
MITSUBISHI UFJ SECURITIES (USA), INC.
DEUTSCHE BANK SECURITIES INC.
SCOTIA CAPITAL (USA) INC.
RBC CAPITAL MARKETS CORPORATION
SG AMERICAS SECURITIES, LLC
BMO CAPITAL MARKETS CORP.
COMERICA SECURITIES, INC.
BNP PARIBAS SECURITIES CORP.
BBVA SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
By: BARCLAYS CAPITAL INC.

By:	/s/ Paul Bjorneby
	Name:	Paul Bjorneby
	Title:	Managing Director

By: J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

By: UBS SECURITIES LLC

By:	/s/ Scott Whitney
	Name:	Scott Whitney
	Title:	Managing Director, UBS Securities LLC

By:	/s/ Mark Spadaccini
	Name:	Mark Spadaccini
	Title:	Associate Director, Debt Capital Markets, UBS Investment Bank

Each acting severally on behalf of itself and the several Underwriters named above
[Signature Page to Underwriting Agreement]

Annex I
Certain Terms of the 2015 Notes:
Title of Notes: 2.95% Senior Notes due 2015
Aggregate Principal Amount of Notes: $500,000,000
Maturity Date: June 1, 2015
Interest Rate: 2.95%
Interest Payment Dates: June 1 and December 1 of each year, commencing December 1, 2010
Record Dates: May 15 and November 15 of each year
Redemption Provisions: Make whole call at any time at the greater of (i) 100% or (ii) a discount rate of Treasury plus 15 basis points
Certain Terms of the 2020 Notes:
Title of Notes: 4.40% Senior Notes due 2020
Aggregate Principal Amount of Notes: $500,000,000
Maturity Date: June 1, 2020
Interest Rate: 4.40%
Interest Payment Dates: June 1 and December 1 of each year, commencing December 1, 2010
Record Dates: May 15 and November 15 of each year
Redemption Provisions: Make whole call at any time at the greater of (i) 100% or (ii) a discount rate of Treasury plus 20 basis points

I-1

Annex II

	Principal Amount	Principal Amount
	of 2015 Notes	of 2020 Notes
Underwriter	to be Purchased	to be Purchased
Barclays Capital Inc.	$83,334,000	$83,334,000
J.P. Morgan Securities Inc.	83,333,000	83,333,000
UBS Securities LLC	83,333,000	83,333,000
Wells Fargo Securities, LLC	75,000,000	75,000,000
Citigroup Global Markets Inc.	22,750,000	22,750,000
Banc of America Securities LLC	22,750,000	22,750,000
Mitsubishi UFJ Securities (USA), Inc.	22,750,000	22,750,000
Deutsche Bank Securities Inc.	22,750,000	22,750,000
Scotia Capital (USA) Inc.	11,000,000	11,000,000
RBC Capital Markets Corporation	11,000,000	11,000,000
SG Americas Securities, LLC	11,000,000	11,000,000
BMO Capital Markets Corp.	11,000,000	11,000,000
Comerica Securities, Inc.	11,000,000	11,000,000
BNP Paribas Securities Corp.	11,000,000	11,000,000
BBVA Securities Inc.	6,000,000	6,000,000
Morgan Stanley & Co. Incorporated	6,000,000	6,000,000
Goldman, Sachs & Co.	6,000,000	6,000,000

Total	$500,000,000	$500,000,000

II-1

Annex III
FREE WRITING PROSPECTUSES CONSTITUTING
TIME OF SALE INFORMATION
Free Writing Prospectus dated May 17, 2010.

III-1

Annex IV
Filed Pursuant to Rule 433
Registration No. 333-163947
Free Writing Prospectus Dated May 17, 2010
EOG Resources, Inc.
Pricing Term Sheet

Issuer:	EOG Resources, Inc.
	2.95% Senior Notes due 2015	4.40% Senior Notes due 2020
Principal Amount:	$500,000,000	$500,000,000
Maturity:	June 1, 2015	June 1, 2020
Coupon:	2.95%	4.40%
Treasury benchmark:	2.5% Notes due April 30, 2015	3.5% Notes due May 15, 2020
Treasury yield:	2.194%	3.483%
Re-offer spread:	80 bps	95 bps
Issue Price:	99.795%	99.734%
Yield to maturity:	2.994%	4.433%
Redemption Provisions:
Make-whole call	At any time at the greater of (i) 100% or (ii) a discount rate of Treasury plus 15 basis points	At any time at the greater of (i) 100% or (ii) a discount rate of Treasury plus 20 basis points
CUSIP/ISIN:	26875PAF8 / US26875PAF80	26875PAE1 / US26875PAE16
Interest Payment Dates:	June 1 and December 1 commencing December 1, 2010
Settlement:	T+3; May 20, 2010
Ratings*:	Moody’s: A3 (stable outlook)
S&P: A- (stable outlook)
Bookrunners:	Barclays Capital Inc.
J.P. Morgan Securities Inc.
UBS Securities LLC
Wells Fargo Securities, LLC
Co-Managers:	Citigroup Global Markets Inc.
Banc of America Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
Deutsche Bank Securities Inc.
Scotia Capital (USA) Inc.
RBC Capital Markets Corporation
SG Americas Securities, LLC
BMO Capital Markets Corp.
Comerica Securities, Inc.
BNP Paribas Securities Corp.
BBVA Securities Inc.
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the

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issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at (888) 603-5847, J.P. Morgan Securities Inc. collect at (212) 834-4533 or UBS Securities LLC at (877) 827-6444 (ext. 561-3884).

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Annex V
LIST OF MAJOR SUBSIDIARIES
EOG Resources Canada Inc.
EOG Resources Trinidad Limited
EOG Resources United Kingdom Limited

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